UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Panera Bread Company (the "Company"), held on May 19, 2016 (the "2016 Annual Meeting"), the stockholders of the Company elected the three director nominees; approved, in an advisory "say-on-pay" vote, the compensation of the Company’s named executive officers; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2016.

The Company’s stockholders re-elected Larry J. Franklin, Diane Hessan and William W. Moreton as Class III directors, each to serve until the Company’s 2019 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. The terms of office of the following directors continued after the 2016 Annual Meeting: Domenic Colasacco, Fred K. Foulkes, D.B.A., Ronald M. Shaich, Thomas E. Lynch, Mark Stoever and James D. White.

The proposals acted upon at the 2016 Annual Meeting and the voting tabulation for each proposal is as follows:

Proposal 1:	To elect three Class III directors to the Company’s Board of Directors, each to serve for a term ending in 2019 and until his or her respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Larry J. Franklin
Class A	17,692,152	475,299	3,129,476
Class B	3,935,850	—	—
Total	21,628,002	475,299	3,129,476
Diane Hessan
Class A	17,816,669	350,782	3,129,476
Class B	3,935,850	—	—
Total	21,752,519	350,782	3,129,476
William W. Moreton
Class A	17,446,953	720,498	3,129,476
Class B	3,935,850	—	—
Total	21,382,803	720,498	3,129,476

Proposal 2:	To approve, in an advisory "say-on-pay" vote, the compensation of the Company’s named executive officers.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	16,188,141	1,816,064	163,246	3,129,476
Class B	3,935,850	—	—	—
Total	20,123,991	1,816,064	163,246	3,129,476

Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2016.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	21,090,097	181,112	25,718	—
Class B	3,935,850	—	—	—
Total	25,025,947	181,112	25,718	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	May 23, 2016	By:	/s/ Louis DiPietro
		Name:	Louis DiPietro
		Title:	Senior Vice President, General Counsel and Secretary